SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated January 8, 2003

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

SIGNATURES
SLIDE SHOW PRESENTATION

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Slide Show Presentation, dated January 8, 2003 (furnished for purposes of Regulation FD).

Item 9. Regulation FD Disclosure.

     On January 8, 2003, Arris Group is making a presentation about the company to analysts and portfolio managers at the Needham Growth Conference in New York City, New York. Arris Group is furnishing as Exhibit 99.1 to this Current Report a copy of the slide show to be presented at the conference. Investors may listen to a live webcast of Arris Group’s presentation at 9:30 a.m. EST on January 8, 2003 at the website http://www.twst.com/econf/mm/needham3/arrs.html. Investors will also be able to replay the presentation at this website for a period of 60 days after the live presentation.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

	By:	/s/ David B. Potts David B. Potts Senior Vice President, Finance

Dated: January 8, 2003

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